Exhibit 10.2

IN THE CIRCUIT COURT OF THE 11TH
JUDICIAL CIRCUIT, IN AND FOR
MIAMI-DADE COUNTY, FLORIDA

GENERAL JURISDICTION DIVISION

CASE NO. 11-36110 CA 31

SOCIUS CG II, LTD., a Bermuda
exempted company,

Plaintiff,

v.

ZOOM TECHNOLOGIES, INC.,
a Delaware corporation,

Defendant.

_________________________________________/

STIPULATION FOR SETTLEMENT OF CLAIM

Plaintiff, Socius CG II, Ltd. ("Socius"), on the one hand, and Defendant, Zoom Technologies, Inc. ("Zoom"), on the other hand, stipulate to the entry of the Agreed Order Approving Settlement (the "Agreed Order"), attached hereto as Exhibit A, and further stipulate and agree as follows:

  Socius and Zoom request that the Court enter an order substantially in the form of the Agreed Order attached hereto as Exhibit A.

  Zoom is a Delaware corporation with its principal place of business located at 136 First Street, Nanuet, New York 10954.

  Socius owns a bona fide claim against Zoom in the amount of $2,500,000 (the "Claim"), which Socius purchased from Portables Unlimited International, LLC ("International"), pursuant to a October 21, 2011 Claim Purchase Agreement in which International sold, transferred, and assigned to Socius all rights to payment of $2,500,000 of a $3,000,000 promissory note entered into on January 31, 2011 by and between International and

CASE NO. 11-36110 CA31

  Portables Unlimited, LLC, a subsidiary of Zoom. Under the terms of the promissory note, the debt owed by Unlimited (now Zoom) is due upon demand by International. International has made such demand for repayment of the amount due and owing under the promissory note.

  Zoom has not paid, and will not be able to pay in the near term, the principal and accrued interest due on the Claim, or any amount thereof. As a result, on November 1, 2011, Socius filed the above-captioned action (the "Action"), which Action the parties now seek to settle by this Stipulation.

  Zoom desires to settle the Claim in exchange for the issuance to Socius of shares of Zoom's common stock (the "Common Stock"). Socius is willing to accept such shares of Common Stock in accordance with the terms of this Stipulation, subject to court approval following a hearing as required by Section 3(a)(10) of the Securities Act of 1933, as amended (the "Act"). Section 3(a)(10) provides in its entirety as follows:

  Section 3 -- Classes of Securities under this Title

  (a) Exempted securities. Except as hereinafter expressly provided, the provisions of this title shall not apply to any of the following classes of securities:...

  10. Except with respect to a security exchanged in a case under title 11 of the United States Code, any security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court, or by any official or agency of the United States, or by any State or Territorial banking or insurance commission or other governmental authority expressly authorized by law to grant such approval;

  (Emphasis added.)

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  Socius is the sole person to whom the shares of Common Stock are proposed to be issued, and is therefore the only person entitled to notice of hearing and an opportunity to be heard in accordance with the statute. Socius has agreed to the proposed settlement terms and conditions, and believes that they are sufficiently fair such that Socius is willing to enter into this Stipulation. In addition, Zoom's board of directors has considered the proposed settlement and has resolved that its terms and conditions are fair to, and in the best interests of, Zoom and its stockholders. Accordingly, both parties shall request Court approval of the settlement provided for herein (following the hearing referred to in the next sentence) as fair, reasonable and adequate. The parties shall submit this Stipulation to the Court, on a motion seeking an expedited hearing, and shall request that the Court enter the Agreed Order approving this Stipulation at the hearing thereon.

  It is the intent and effect of this Stipulation that the Agreed Order, when signed, shall end, finally and forever (i) any claims to payment or compensation of any kind or nature that Socius had, now has, or may assert in the future against Zoom arising out of the Claim, and (ii) any claims, including, without limitation, for offset or counterclaim, that Zoom had, now has, or may assert in the future against Socius arising out of the Claim. In this regard, and subject to full and complete compliance with the Agreed Order, effective upon the execution of the Agreed Order, each party hereby releases and forever discharges the other party, including all of the other party's employees, officers, directors, members, partners, agents, affiliates, subsidiaries and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action, whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the Claim. Each party further agrees that with respect to the matters released herein, such party expressly waives any and all rights and benefits conferred upon it by the

CASE NO. 11-36110 CA31

  provisions of California Civil Code Section 1542 and any similar law of any state or territory of the United States. California Civil Code Section 1542 provides, in full, as follows:

  § 1542 General Release-Claims Extinguished. A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

  In full and final settlement of the Claim, Zoom will issue and deliver to Socius or its designee 2,200,000 shares of Common Stock for the Claim (collectively, the "Settlement Shares"). Further, such shares will be subject to adjustment as described in paragraph 10 below to reflect the intention of the parties that the total number of shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to entry of the Agreed Order. Under no circumstance whatsoever may the number of Settlement Shares issued to Socius or its designee, aggregated with all shares of Common Stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed 9.9% of the total number of shares of Common Stock then outstanding. In addition, under no circumstances whatsoever may the aggregate number shares of Common Stock issued to Socius or its designee in connection with the settlement of the Claim at any time exceed 19.99% of the total number of shares of Common Stock outstanding immediately preceding the date that the Court enters its Agreed Order approving this Stipulation unless Zoom has obtained either (i) its stockholders' approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from NASDAQ of Zoom's compliance with Rule 5635(d).

  No later than the first trading day following the date that the Court enters its Agreed Order approving this Stipulation, Zoom shall: (i) immediately issue the number of shares of Common Stock required by paragraph 8 above to Socius's or its designee's balance account

CASE NO. 11-36110 CA31

  with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC's Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer or resale, time being of the essence, by transmitting via facsimile and overnight delivery such irrevocable and unconditional instruction to Zoom's stock transfer agent, and (ii) if required by Zoom's stock transfer agent cause its legal counsel to issue an opinion to Zoom's transfer agent, in form and substance acceptable to both parties and such transfer agent, that the shares may be so issued (such issuance, the "Initial DWAC Issuance," and the date upon which such issuance is complete, the "Initial DWAC Issuance Date").

  The total number of shares of Common Stock to be issued to Socius or its designee in connection with this Stipulation and the Agreed Order shall be adjusted on the 26th trading day following the Initial DWAC Issuance Date (the 25 trading day period following the Initial DWAC Issuance Date, the " True-Up Period," and the 26th trading day following the Initial DWAC Issuance Date, the "True-Up Date") following the date of the Initial DWAC Issuance, as follows: (i) if the number of "VWAP Shares" (as defined below) exceeds the number of Settlement Shares initially issued, then Zoom will issue and deliver to Socius or its designee, as DWAC shares, additional shares of Common Stock equal to the difference between (x) the total number of VWAP Shares and (y) the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to Zoom for cancellation that number of shares equal to the difference between (x) the total number of VWAP Shares and (y) the number of Settlement Shares issued in the Initial DWAC Issuance.

  a. The number of VWAP Shares shall be equal to (i) $2,500,000 divided by 70% of the trading volume weighted average price as reported by Bloomberg LP (the "VWAP")

CASE NO. 11-36110 CA31

  of the Common Stock over the True-Up Period, plus (ii) Socius's legal fees, expenses and costs incurred through the True-Up Date, with the total dollar amount divided by the VWAP of the Common Stock over the True-Up Period.

  b. If, at any time during the True-Up Period, the trading price of the Common Stock declines by 15% or more from the trading price on the Initial DWAC Issuance date, Socius may deliver a written notice to Zoom by facsimile or email requesting that a specified number of additional shares of Common Stock be delivered and containing the calculation for the number of additional shares requested. Socius may in its sole discretion deliver one or more such notices during the True-Up Period. Within one trading day following delivery of each such notice, Zoom shall deliver to Socius or its designee, in compliance with the procedure set forth in paragraph 10 above (including, without limitation, issuance of the legal opinion to the transfer agent at Zoom's sole cost and expense), the number of additional shares of Common Stock requested in the notice. Any additional shares of Common Stock issued or issuable pursuant to this Section 10.b. will be considered Settlement Shares for purposes of any calculation of the total number of shares to be issued by, or returned to, Zoom pursuant to the first paragraph of this Section 10.

  c. In no event shall the number of shares of Common Stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with all shares of Common Stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed 9.9% of the total number of shares of Common Stock then outstanding.

  The Parties hereby make the following representations and warranties:

  a. Zoom represents and warrants to Socius and its affiliates that the shares of

CASE NO. 11-36110 CA31

  Common Stock provided for above are duly authorized and, when issued pursuant to the Agreed Order, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities. Zoom has reserved from its duly authorized capital stock a number of shares of Common Stock at least equal to the number of shares that could be issued pursuant to the terms of this Stipulation. Zoom further represents and warrants to Socius and its affiliates that the execution of this Stipulation and performance of the Agreed Order by Zoom and Socius will not (i) conflict with, violate, or cause a breach or default under any agreements between Zoom and the creditors (or any affiliate thereof) related to the debt comprising the Claim, or (ii) require any waiver, consent, or other action of Zoom or the creditors, or their respective affiliates, that has not already been obtained. Without limitation, Zoom hereby waives any provision in any agreement related to the debt comprising the Claim (x) requiring payments to be applied in a certain order, manner, or fashion, or (y) providing for exclusive jurisdiction in any court other than this Court. Zoom further represents that it has all necessary power and authority to (i) execute, deliver and perform all of its obligations under this Stipulation, and (ii) sell, convey, transfer and assign the Claim to Socius. The execution, delivery and performance of this Stipulation by Zoom has been duly authorized by all requisite action on the part of Zoom and this Stipulation has been duly executed and delivered by Zoom.

  b. Socius represents and warrants to Zoom that, as of the date of this Stipulation and during the 90 calendar days prior to the date of this Stipulation, neither Socius nor any affiliate thereof is or was an officer, director, or 10% or more stockholder of Zoom.

  For so long as Socius or any of its affiliates holds any shares of Common Stock of Zoom, neither Socius nor any of its affiliates will: (i) vote any shares of Common Stock owned

CASE NO. 11-36110 CA31

  or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Zoom; or (ii) engage or participate in any actions, plans or proposals that relate to or would result in (a) Socius or any of its affiliates acquiring additional securities of Zoom, alone or together with any other person, which would result in Socius and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.9% of the total outstanding Common Stock or other voting securities of Zoom, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Zoom or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Zoom or any of its subsidiaries, (d) any change in the present board of directors or management of Zoom, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Zoom, (f) any other material change in Zoom's business or corporate structure, (g) changes in Zoom's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Zoom by any person, (h) causing a class of securities of Zoom to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of Zoom to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the "Exchange Act"), or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

  The parties agree that, for the period of 180 days from True-Up Date, and regardless of whether Socius or its affiliates then hold any debt or equity securities of Zoom, Socius and its affiliates shall have the exclusive right to enter into transactions with Zoom

CASE NO. 11-36110 CA31

  whereby Zoom directly or indirectly issues Common Stock or Common Stock equivalents to a party in exchange for outstanding securities, claims or property interests, or partly in such exchange and partly for cash, in one or more transactions carried out pursuant to Section 3(a)(9) or Section 3(a)(10) of the Act.

  On the first trading day after the date of the Agreed Order, and prior to the opening time for trading stocks on public exchanges located in New York City, Zoom shall file a Form 8-K Report pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing the issuance of shares pursuant to the Agreed Order approving this Stipulation and attaching a copy of the Agreed Order and this Stipulation as an exhibit thereto.

  Zoom hereby agrees to indemnify, defend and hold Socius and its affiliates harmless with respect to all obligations of Zoom arising from or incident or related to this Stipulation, including, without limitation, any claims or actions brought by shareholders of Zoom related to this Stipulation.

  The parties to this Stipulation represent that each of them has been advised as to the terms and legal effect of this Stipulation and the Agreed Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Stipulation.

  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida, for the adjudication of the above-captioned action and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

CASE NO. 11-36110 CA31

  Upon entry of the Agreed Order approving this Stipulation, the Action shall be dismissed with prejudice. The Court shall retain jurisdiction to enforce the terms of this Stipulation.

  This Stipulation constitutes Zoom's answer to the Complaint in this Action. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Zoom further waives any defense based on the rule against splitting causes of action. Except as expressly set forth herein, each party shall bear its own attorneys' fees, expenses and costs.

  This Stipulation may be executed in counterparts and by facsimile, pdf or other electronic format, each of which shall constitute an original and all of which together shall be deemed together as a single document.

[Signature Pages to Follow]

CASE NO. 11-36110 CA31

DATED: November 2, 2011

GREENBERG TRAURIG, P.A.
 Attorneys for Plaintiff Socius CG II, Ltd.
333 Avenue of the Americas
Miami, Florida 33131
Telephone: (305) 579-0500
Facsimile: (305) 579-0717
E-mail: salkym@gtlaw.com

By: /s/ Mark A. Salky
MARK A. SALKY
Florida Bar No. 058221

DATED: November 2, 2011

SOCIUS CG II, LTD.

By: /s/ Terren Peizer
Terren Peizer
Managing Director
Socius CG II, Ltd.

DATED: November 2, 2011

ELLENOFF, GROSSMAN & SCHOLE LLP
 Attorneys for Defendant Zoom Technologies, Inc.
 150 East 42nd Street
New York, New York 10017
Telephone: (212) 370-1300
Facsimile: (212) 370-7889
E-mail: award@egsllp.com

By: /s/ Adrienne Ward
ADRIENNE WARD

DATED: November 2, 2011

ZOOM TECHNOLOGIES, INC.

By: /s/ Anthony K. Chan
Anthony Chan
Chief Financial Officer
Zoom Technologies, Inc.